Visa Inc. Reports Fiscal First Quarter 2020 Results

San Francisco, CA, January 30, 2020 – Visa Inc. (NYSE: V)

- **GAAP and non-GAAP net income of $3.3B or $1.46 per share**
- **Net revenues of $6.1B, an increase of 10%**
- **Growth in underlying business drivers remained strong**
- **Returned $3.0B of capital to shareholders in the form of share repurchases and dividends**
- **The board of directors authorized a new $9.5 billion share repurchase program**

Q1 2020 Results

(Ended December 31, 2019)

in billions, except percentages and per share data	GAAP		Non-GAAP [1]	
	USD	**YoY Change**	**USD**	**YoY Change**
Net Revenues	$6.1	10%	$6.1	10%
Net Income	$3.3	10%	$3.3	10%
Earnings Per Share	$1.46	12%	$1.46	12%

[1] Non-GAAP results exclude equity investment gains and losses, amortization of acquired intangible assets and non-recurring acquisition-related costs.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"Our fiscal first quarter 2020 reflected stable and robust business growth around the world. We continue to have great success in building and renewing partnerships and growing our acceptance network. We are excited about the recent announcement to acquire Plaid which will enhance the growth trajectory of our business well into the future."

Q1 2020 Key Business Drivers

(YoY growth, volume in constant dollars)

Payments Volume	Cross-Border Volume	Processed Transactions
+8%	+9%	+11%

Fiscal First Quarter 2020 — Financial Highlights GAAP net income in the fiscal first quarter was $3.3 billion or $1.46 per share, increases of 10% and 12%, respectively, over prior year’s results. Current and prior year’s results included $13 million gains and $4 million losses for equity investments, respectively. Current year’s results also included $13 million related to amortization of acquired intangible assets and non-recurring acquisition- related costs. Excluding these items, non-GAAP net income for the quarter was $3.3 billion or $1.46 per share, increases of 10% and 12%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share growth was approximately 14% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal first quarter were $6.1 billion, an increase of 10%, driven by continued growth in payments volume, cross-border volume and processed transactions. Net revenues growth was over 11% on a constant-dollar basis. Payments volume for the three months ended September 30, 2019, on which fiscal first quarter service revenues are recognized, grew 9% over the prior year on a constant-dollar basis. Payments volume for the three months ended December 31, 2019, grew 8% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 9% for the three months ended December 31, 2019. Excluding cross- border transactions within Europe, which have revenue yields similar to Europe’s domestic volume, growth was 9% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2019, were 37.8 billion, an 11% increase over the prior year. Fiscal first quarter service revenues were $2.6 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 16% over the prior year to $2.9 billion. International transaction revenues grew 9% over the prior year to $2.0 billion. Other revenues of $365 million rose 22% over the prior year. Client incentives, which are a contra-revenue item, were $1.7 billion and represented 22.4% of gross revenues. GAAP operating expenses were $2.0 billion for the fiscal first quarter, a 14% increase over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these operating expense items, non-GAAP operating expenses grew 13% over the prior year, primarily driven by personnel and general and administrative costs. GAAP non-operating expense was $42 million for the fiscal first quarter, including $13 million of net equity investment gains. GAAP and non-GAAP effective income tax rate was 17.7% for the quarter ended December 31, 2019. Cash, cash equivalents and investment securities were $14.4 billion as of December 31, 2019. The weighted-average number of diluted shares of class A common stock outstanding was 2.24 billion for the quarter ended December 31, 2019. 2

Other Notable Items On October 22, 2019, Visa announced it completed the acquisition of the token services and ticketing businesses of Rambus. These businesses will enable Visa to extend the security and convenience of tokenization to all types of transactions, including the ability to support domestic card networks and account-based and real-time payments systems. On December 13, 2019, the district court granted final approval of the 2018 settlement agreement relating to claims brought by the damages class plaintiffs in the multi-district litigation. The 2018 damages class settlement agreement included, among other terms, monetary relief for Visa and Mastercard merchants of approximately $5.5 billion. While the district court’s order is a significant step toward resolving this long-running litigation, the case is not yet fully resolved as several objectors have filed notices to appeal the district court’s decision. In addition, claims by merchants that opted out of the class settlement and by a class of merchants seeking injunctive relief against certain of Visa’s rules and practices remain pending. On January 13, 2020, Visa announced it signed a definitive agreement to acquire Plaid, a network that makes it easy for people to securely connect their financial accounts to the apps they use to manage their financial lives. Visa will pay $4.9 billion cash consideration and $0.4 billion of retention equity and deferred equity consideration. Starting in fiscal 2020, Visa revised its non-GAAP methodology to exclude the impacts of equity investment gains and losses, amortization of acquired intangible assets for acquisitions in fiscal year 2019 and forward, and non-recurring acquisition-related costs. Prior-year non-GAAP results were restated to reflect this change. During the three months ended December 31, 2019, Visa repurchased 13.0 million shares of class A common stock, at an average price of $179.71 per share, using $2.3 billion of cash on hand. The Company had $1.7 billion of remaining authorized funds for share repurchase as of December 31, 2019. On January 28, 2020, the board of directors authorized a new $9.5 billion class A common stock share repurchase program. On January 28, 2020, the board of directors declared a quarterly cash dividend of $0.30 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on March 3, 2020, to all holders of record as of February 14, 2020. Visa will host an Investor Day in San Francisco on Tuesday, February 11, 2020 beginning at 8:00 a.m. Pacific Time. Visa’s management team will provide a comprehensive update of our strategies and key initiatives. A live webcast and replay of the presentation will be available at http://investor.visa.com. 3

Financial Outlook for Fiscal Full-Year 2020

	GAAP Nominal-Dollar Basis	Foreign Currency Impact	Acquisition Impact	Adjusted Constant-Dollar Basis(1)
Annual Net Revenues Growth	Low double-digit	~1% decrease	~0.5% increase	Low double-digit
Client Incentives as a % of Gross Revenues	High end of 22.5% to 23.5% range			High end of 22.5% to 23.5% range
Annual Operating Expense Growth(2)	Mid-single-digit	~1% decrease	3% – 4% increase	Mid-to-high single-digit
Effective Tax Rate	19% – 19.5%			19% – 19.5%
Annual Diluted Class A Common Stock Earnings Per Share Growth(3)	Mid-teens	~1% decrease	~1% decrease	Mid-teens

(1) Adjusted financial outlook is on a constant-dollar basis and excludes non-GAAP equity investment gains and losses, amortization of acquired intangible assets for acquisitions in fiscal year 2019 and forward, and non-recurring acquisition-related costs. In addition, it excludes the operating revenues and expenses of the acquired entities that were not in the entire quarter of the previous year and the incremental interest expense or forgone interest income as a result of funding the acquisition through debt or cash, respectively. We believe presenting this adjusted outlook provides investors with additional insight into our expected operating performance for fiscal full-year 2020. The recently announced acquisition of Plaid is not included in our outlook as the transaction has not closed.

(2) Annual adjusted operating expense growth is derived from non-GAAP full-year 2019 operating expenses of $7.6 billion, which excludes $0.4 billion impact of a non-GAAP special item.

(3) Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2019 earnings per share results of $5.40, which excludes the non-GAAP impacts of a special item (~$0.12 decrease) and equity investment gains and losses (~$0.04 increase).

Fiscal First Quarter 2020 Earnings Results Conference Call Details

Visa's executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available for 30 days. Investor information, including supplemental financial information, is also available at http://investor.visa.com.

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Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2020. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  impact of global economic, political, market, health and social events or conditions;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa- everywhere/blog.html and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644, Will Stickney, 415-805-4892, InvestorRelations@visa.com Press@visa.com 5

Fiscal First Quarter 2020 — Financial Summary

Q1 FISCAL 2020 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended December 31, 2019		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,555	$ 2,555	9%	9%
Data processing revenues	2,864	2,864	16%	16%
International transaction revenues	2,018	2,018	9%	9%
Other revenues	365	365	22%	22%
Client incentives	(1,748)	(1,748)	20%	20%
Net revenues	6,054	6,054	10%	10%
Operating Expenses				
Personnel	982	982	22%	21%
Marketing	274	274	(1%)	(1%)
Network and processing	181	181	5%	4%
Professional fees	106	104	16%	15%
Depreciation and amortization	182	171	15%	8%
General and administrative	313	313	13%	13%
Litigation provision	—	—	(94%)	(94%)
Total operating expenses	2,038	2,025	14%	13%
Operating income	4,016	4,029	8%	8%
Non-operating expense	(42)	(55)	(52%)	(34%)
Effective tax rate	17.7%	17.7%	(0 ppt)	(0 ppt)
Net income	$ 3,272	$ 3,272	10%	10%
Earnings per share	$ 1.46	$ 1.46	12%	12%

Q1 FISCAL 2020 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	8%	8%
Cross-border volume	9%	7%
Processed transactions	11%	11%

VISA

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Visa Inc. Consolidated Balance Sheets (unaudited) December 31, September 30, 2019 2019 (in millions, except par value data) Assets Cash and cash equivalents $ 8,768 $ 7,838 Restricted cash equivalents—U.S. litigation escrow 1,634 1,205 Investment securities 3,902 4,236 Settlement receivable 3,273 3,048 Accounts receivable 1,661 1,542 Customer collateral 1,698 1,648 Current portion of client incentives 803 741 Prepaid expenses and other current assets 580 712 Total current assets 22,319 20,970 Investment securities 1,719 2,157 Client incentives 2,481 2,084 Property, equipment and technology, net 2,739 2,695 Goodwill 15,767 15,656 Intangible assets, net 27,137 26,780 Other assets 2,619 2,232 Total assets $ 74,781 $ 72,574 Liabilities Accounts payable $ 133 $ 156 Settlement payable 4,277 3,990 Customer collateral 1,698 1,648 Accrued compensation and benefits 527 796 Client incentives 4,270 3,997 Accrued liabilities 2,045 1,625 Current maturities of long-term debt 3,000 — Accrued litigation 1,629 1,203 Total current liabilities 17,579 13,415 Long-term debt 13,688 16,729 Deferred tax liabilities 4,810 4,807 Other liabilities 3,434 2,939 Total liabilities 39,511 37,890 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued (the “class A equivalent preferred stock”) — — Series B convertible participating preferred stock, 2 shares issued and outstanding at December 31, 2019 and September 30, 2019 (the “UK&I preferred stock”) 2,285 2,285 Series C convertible participating preferred stock, 3 shares issued and outstanding at December 31, 2019 and 3,177 3,177 September 30, 2019 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,709 and 1,718 shares issued and — — outstanding at December 31, 2019 and September 30, 2019, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2019 and September 30, 2019 — — Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at December 31, — — 2019 and September 30, 2019 Right to recover for covered losses (175) (171) Additional paid-in capital 16,424 16,541 Accumulated income 13,899 13,502 Accumulated other comprehensive income (loss), net: Investment securities 4 6 Defined benefit pension and other postretirement plans (203) (192) Derivative instruments 49 199 Foreign currency translation adjustments (190) (663) Total accumulated other comprehensive income (loss), net (340) (650) Total equity 35,270 34,684 Total liabilities and equity $ 74,781 $ 72,574 7

Visa Inc. Consolidated Statements of Operations (unaudited) Three Months Ended December 31, 2019 2018 (in millions, except per share data) Net revenues $ 6,054 $ 5,506 Operating Expenses Personnel 982 807 Marketing 274 276 Network and processing 181 173 Professional fees 106 91 Depreciation and amortization 182 159 General and administrative 313 276 Litigation provision — 7 Total operating expenses 2,038 1,789 Operating income 4,016 3,717 Non-operating Income (Expense) Interest expense, net (111) (145) Investment income and other 69 58 Total non-operating income (expense) (42) (87) Income before income taxes 3,974 3,630 Income tax provision 702 653 Net income $ 3,272 $ 2,977 Basic Earnings Per Share Class A common stock $ 1.46 $ 1.30 Class B common stock $ 2.37 $ 2.12 Class C common stock $ 5.85 $ 5.20 Basic Weighted-average Shares Outstanding Class A common stock 1,713 1,760 Class B common stock 245 245 Class C common stock 11 12 Diluted Earnings Per Share Class A common stock $ 1.46 $ 1.30 Class B common stock $ 2.37 $ 2.12 Class C common stock $ 5.84 $ 5.20 Diluted Weighted-average Shares Outstanding Class A common stock 2,240 2,291 Class B common stock 245 245 Class C common stock 11 12 8

Visa Inc. Consolidated Statements of Cash Flows (unaudited) Three Months Ended December 31, 2019 2018 (in millions) Operating Activities Net income $ 3,272 $ 2,977 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 1,748 1,456 Share-based compensation 116 100 Depreciation and amortization of property, equipment, technology and intangible assets 182 159 Deferred income taxes (47) 139 VE territory covered losses incurred (4) (91) Other (50) 9 Change in operating assets and liabilities: Settlement receivable (183) (1,551) Accounts receivable (107) (200) Client incentives (1,943) (1,361) Other assets 123 (37) Accounts payable (12) (46) Settlement payable 218 1,739 Accrued and other liabilities 136 (54) Accrued litigation 426 55 Net cash provided by (used in) operating activities 3,875 3,294 Investing Activities Purchases of property, equipment and technology (191) (157) Investment securities: Purchases (400) (1,124) Proceeds from maturities and sales 1,202 1,233 Acquisitions, net of cash acquired (77) — Purchases of / contributions to other investments (9) (22) Proceeds / distributions from other investments 1 — Other investing activities 36 — Net cash provided by (used in) investing activities 562 (70) Financing Activities Repurchase of class A common stock (2,370) (2,393) Dividends paid (671) (572) Cash proceeds from issuance of common stock under employee equity plans 55 48 Restricted stock and performance-based shares settled in cash for taxes (147) (101) Net cash provided by (used in) financing activities (3,133) (3,018) Effect of exchange rate changes on cash and cash equivalents 127 (68) Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents 1,431 138 Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 10,832 10,977 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 12,263 $ 11,115 Supplemental Disclosure Income taxes paid, net of refunds $ 345 $ 168 Interest payments on debt $ 234 $ 234 Accruals related to purchases of property, equipment and technology $ 66 $ 34 9

Visa Inc. Fiscal 2020 and 2019 Quarterly Results of Operations (unaudited) Fiscal 2020 Quarter Ended Fiscal 2019 Quarter Ended December 31, September 30, June 30, March 31, December 31, 2019 2019 2019 2019 2018 (in millions) Net revenues $ 6,054 $ 6,137 $ 5,840 $ 5,494 $ 5,506 Operating Expenses Personnel 982 871 872 894 807 Marketing 274 306 282 241 276 Network and processing 181 193 184 171 173 Professional fees 106 149 113 101 91 Depreciation and amortization 182 172 165 160 159 General and administrative 313 341 315 264 276 Litigation provision — 370 1 22 7 Total operating expenses 2,038 2,402 1,932 1,853 1,789 Operating income 4,016 3,735 3,908 3,641 3,717 Non-operating Income (Expense) Interest expense, net (111) (120) (128) (140) (145) Investment income and other 69 96 86 176 58 Total non-operating income (expense) (42) (24) (42) 36 (87) Income before income taxes 3,974 3,711 3,866 3,677 3,630 Income tax provision 702 686 765 700 653 Net income $ 3,272 $ 3,025 $ 3,101 $ 2,977 $ 2,977 10

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Starting in fiscal 2020, we revised our non-GAAP methodology to exclude the impact of gains and losses on our equity investments, amortization of acquired intangible assets and acquisition-related costs for acquisitions that closed in fiscal 2019 and subsequent periods. Prior year amounts have been restated to conform to our current presentation. • Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business. During the three months ended December 31, 2019 and 2018, we recorded net realized and unrealized gains of $13 million and losses of $4 million, respectively, and related tax expense of $3 million and tax benefit of $1 million, respectively. • Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance. During the three months ended December 31, 2019, we recorded amortization of acquired intangible assets of $11 million and related tax benefit of $3 million. There were no comparable amounts during the three months ended December 31, 2018 since we are only adjusting for transactions that closed in fiscal 2019 and subsequent periods. • Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business. During the three months ended December 31, 2019, we recorded acquisition-related costs of $2 million. There were no comparable amounts during the three months ended December 31, 2018 since we are only adjusting for transactions that closed in fiscal 2019 and subsequent periods. 11

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three months ended December 31, 2019 and 2018.

	Three Months Ended December 31, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[(1)]	Net Income	Diluted Earnings Per Share[(1)]
	(in millions, except percentages and per share data)					
As reported	$ 2,038	$ (42)	$ 702	17.7 %	$ 3,272	$ 1.46
(Gains) Losses on equity investments, net	—	(13)	(3)		(10)	—
Amortization of acquired intangible assets	(11)	—	3		8	—
Acquisition-related costs	(2)	—	—		2	—
Non-GAAP	$ 2,025	$ (55)	$ 702	17.7 %	$ 3,272	$ 1.46

	Three Months Ended December 31, 2018					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[(1)]	Net Income	Diluted Earnings Per Share[(1)]
	(in millions, except percentages and per share data)					
As reported	$ 1,789	$ (87)	$ 653	18.0 %	$ 2,977	$ 1.30
(Gains) Losses on equity investments, net	—	4	1		3	—
Non-GAAP	$ 1,789	$ (83)	$ 654	18.0 %	$ 2,980	$ 1.30

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2019, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2019 and 2018, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$633	2.8%	2.6%	$511	3.7%	4.3%	8,210	$122	(0.9%)	(3.9%)	1,116
Canada	79	4.5%	4.5%	74	4.4%	4.4%	1,057	6	5.6%	5.7%	11
CEMEA	321	11.5%	10.3%	141	24.0%	22.0%	5,630	180	3.3%	2.5%	1,271
LAC	254	0.9%	8.6%	116	7.5%	17.3%	4,139	138	(4.0%)	2.1%	1,236
US	1,201	7.1%	7.1%	1,056	7.8%	7.8%	18,990	145	2.3%	2.3%	923
Europe	596	4.3%	5.1%	462	7.5%	8.0%	11,302	134	(5.3%)	(3.6%)	961
Visa Inc.	3,084	5.5%	6.1%	2,360	7.5%	8.1%	49,327	724	(0.7%)	0.1%	5,517
Visa Credit Programs											
US	$569	6.7%	6.7%	$554	6.8%	6.8%	6,767	$14	1.0%	1.0%	15
International	779	3.5%	4.8%	731	4.1%	5.4%	11,587	48	(4.9%)	(4.1%)	209
Visa Inc.	1,348	4.8%	5.6%	1,285	5.2%	6.0%	18,354	63	(3.6%)	(3.0%)	224
Visa Debit Programs											
US	$632	7.5%	7.5%	$502	8.9%	8.9%	12,223	$130	2.4%	2.4%	908
International	1,104	5.2%	6.1%	573	11.7%	12.4%	18,750	531	(1.1%)	(0.1%)	4,386
Visa Inc.	1,736	6.0%	6.6%	1,075	10.4%	10.8%	30,973	661	(0.4%)	0.4%	5,293

For the 3 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$609	1.8%	2.9%	$494	3.8%	5.7%	7,901	$115	(6.0%)	(7.4%)	987	872	973
Canada	77	7.5%	8.3%	71	7.9%	8.7%	1,048	6	2.9%	3.7%	11	71	79
CEMEA	308	11.3%	11.6%	133	25.4%	25.0%	5,396	175	2.5%	3.0%	1,259	361	358
LAC	241	4.4%	9.8%	108	11.7%	18.3%	3,830	133	(0.9%)	3.7%	1,213	440	478
US	1,170	7.4%	7.4%	1,023	8.2%	8.2%	18,812	148	2.1%	2.1%	953	767	939
Europe	579	1.9%	6.0%	441	4.5%	8.8%	10,845	137	(5.6%)	(2.2%)	998	509	560
Visa Inc.	2,983	5.3%	6.8%	2,270	7.5%	9.1%	47,832	714	(1.3%)	0.1%	5,421	3,020	3,385
Visa Credit Programs													
US	$547	6.7%	6.7%	$533	6.8%	6.8%	6,610	$14	0.3%	0.3%	16	274	340
International	763	4.8%	7.0%	712	5.2%	7.4%	11,283	51	(0.9%)	1.3%	224	712	800
Visa Inc.	1,310	5.6%	6.9%	1,245	5.9%	7.2%	17,892	65	(0.6%)	1.1%	240	987	1,140
Visa Debit Programs													
US	$623	8.1%	8.1%	$490	9.8%	9.8%	12,202	$133	2.3%	2.3%	937	493	599
International	1,050	3.2%	5.9%	535	9.1%	13.1%	17,737	515	(2.2%)	(0.6%)	4,243	1,541	1,647
Visa Inc.	1,674	5.0%	6.7%	1,025	9.5%	11.5%	29,939	648	(1.3%)	(0.0%)	5,181	2,034	2,246

VISA
13

For the 3 Months Ended June 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$601	(1.9%)	3.1%	$484	(0.3%)	5.4%	7,529	$118	(7.8%)	(5.7%)	991	934	1,034
Canada	74	1.5%	5.5%	68	1.7%	5.6%	999	6	(0.2%)	3.6%	11	64	70
CEMEA	296	5.2%	8.7%	123	17.2%	21.0%	5,100	173	(1.9%)	1.3%	1,250	356	353
LAC	234	(2.6%)	7.5%	104	2.5%	16.0%	3,620	130	(6.3%)	1.6%	1,197	435	472
US	1,168	7.9%	7.9%	1,022	8.9%	8.9%	18,601	147	1.7%	1.7%	947	759	923
Europe	562	(2.8%)	5.1%	430	0.3%	7.8%	10,335	133	(11.5%)	(2.9%)	1,003	505	553
Visa Inc.	2,936	2.4%	6.3%	2,231	4.9%	8.7%	46,185	705	(5.0%)	(0.6%)	5,399	3,053	3,405
Visa Credit Programs													
US	$542	7.0%	7.0%	$528	7.1%	7.1%	6,399	$14	5.3%	5.3%	15	270	334
International	741	(0.7%)	6.0%	691	(0.3%)	6.4%	10,760	50	(4.8%)	1.0%	226	708	793
Visa Inc.	1,283	2.5%	6.4%	1,219	2.7%	6.7%	17,159	64	(2.7%)	1.9%	241	978	1,128
Visa Debit Programs													
US	$626	8.8%	8.8%	$494	10.9%	10.9%	12,202	$132	1.3%	1.3%	932	489	589
International	1,027	(1.2%)	4.8%	518	4.8%	11.6%	16,824	509	(6.8%)	(1.4%)	4,226	1,586	1,688
Visa Inc.	1,653	2.3%	6.2%	1,012	7.7%	11.3%	29,026	642	(5.2%)	(0.8%)	5,158	2,076	2,277

For the 3 Months Ended March 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$598	(1.4%)	3.6%	$477	0.7%	6.3%	6,942	$121	(9.1%)	(5.6%)	1,002	933	1,027
Canada	65	(1.1%)	3.4%	59	(0.7%)	3.8%	878	5	(5.5%)	(1.2%)	11	63	69
CEMEA	268	(0.4%)	7.9%	110	10.5%	21.1%	4,467	158	(6.8%)	0.2%	1,157	355	350
LAC	230	(9.4%)	5.9%	101	(4.7%)	14.1%	3,437	129	(12.9%)	0.2%	1,148	428	463
US	1,071	7.0%	7.0%	931	7.9%	7.9%	16,970	141	0.9%	0.9%	889	757	917
Europe	529	(5.1%)	4.4%	406	(2.6%)	6.3%	9,461	124	(12.6%)	(1.3%)	926	504	550
Visa Inc.	2,762	0.2%	5.6%	2,084	3.3%	8.0%	42,154	677	(8.1%)	(1.0%)	5,134	3,040	3,378
Visa Credit Programs													
US	$488	6.1%	6.1%	$474	6.3%	6.3%	5,699	$15	0.6%	0.6%	14	271	336
International	715	(1.3%)	6.5%	668	(0.9%)	7.0%	9,893	47	(7.7%)	0.1%	206	703	786
Visa Inc.	1,203	1.6%	6.3%	1,141	2.0%	6.7%	15,592	62	(5.8%)	0.2%	220	974	1,122
Visa Debit Programs													
US	$583	7.7%	7.7%	$457	9.7%	9.7%	11,271	$126	1.0%	1.0%	874	486	581
International	975	(5.2%)	3.6%	486	0.8%	9.6%	15,291	490	(10.4%)	(1.7%)	4,040	1,580	1,675
Visa Inc.	1,558	(0.7%)	5.1%	943	4.9%	9.7%	26,562	615	(8.3%)	(1.2%)	4,914	2,066	2,256

For the 3 Months Ended December 31, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$616	2.7%	6.5%	$493	5.1%	9.1%	7,387	$123	(5.8%)	(2.4%)	1,058	921	1,020
Canada	76	5.1%	9.0%	70	5.2%	9.1%	995	6	3.9%	7.8%	11	63	69
CEMEA	288	2.3%	8.9%	114	14.6%	22.7%	4,506	174	(4.4%)	1.3%	1,292	345	340
LAC	252	(7.4%)	7.9%	108	(3.3%)	15.9%	3,545	144	(10.2%)	2.6%	1,276	426	463
US	1,121	9.5%	9.5%	980	10.5%	10.5%	17,891	142	3.1%	3.1%	925	754	914
Europe	571	1.1%	7.3%	430	3.2%	8.6%	10,000	141	(4.6%)	3.6%	1,061	503	550
Visa Inc.	2,924	3.9%	8.2%	2,195	7.1%	10.6%	44,324	729	(4.5%)	1.7%	5,623	3,011	3,355
Visa Credit Programs													
US	$533	8.5%	8.5%	$519	8.6%	8.6%	6,330	$14	4.7%	4.7%	15	273	337
International	753	2.4%	8.8%	702	3.0%	9.4%	10,427	51	(5.0%)	0.4%	223	700	781
Visa Inc.	1,286	4.9%	8.6%	1,221	5.3%	9.1%	16,756	65	(3.1%)	1.3%	239	973	1,118
Visa Debit Programs													
US	$588	10.5%	10.5%	$461	12.8%	12.8%	11,562	$127	2.9%	2.9%	910	481	577
International	1,050	(0.5%)	6.5%	513	6.3%	12.3%	16,007	537	(6.3%)	1.4%	4,475	1,557	1,660
Visa Inc.	1,638	3.2%	7.9%	974	9.3%	12.6%	27,568	664	(4.6%)	1.7%	5,385	2,038	2,237

VISA 14

	For the 12 Months Ended December 31, 2019										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,442	0.3%	3.0%	$1,966	2.0%	5.4%	30,582	$476	(6.0%)	(5.7%)	4,097
Canada	295	3.2%	5.5%	272	3.4%	5.7%	3,982	23	0.7%	3.0%	44
CEMEA	1,193	7.0%	9.6%	508	19.5%	22.3%	20,593	685	(0.7%)	1.8%	4,936
LAC	959	(1.8%)	7.9%	430	4.1%	16.5%	15,026	529	(6.2%)	1.9%	4,794
US	4,611	7.4%	7.4%	4,031	8.2%	8.2%	73,372	580	1.8%	1.8%	3,711
Europe	2,266	(0.4%)	5.2%	1,738	2.5%	7.8%	41,943	527	(8.8%)	(2.5%)	3,889
Visa Inc.	11,765	3.4%	6.2%	8,945	5.9%	8.5%	185,498	2,820	(3.8%)	(0.3%)	21,471
Visa Credit Programs											
US	$2,146	6.6%	6.6%	$2,089	6.8%	6.8%	25,475	$57	1.8%	1.8%	61
International	2,998	1.6%	6.1%	2,801	2.0%	6.5%	43,523	196	(4.6%)	(0.4%)	1,661
Visa Inc.	5,144	3.6%	6.3%	4,890	4.0%	6.6%	68,997	254	(3.2%)	0.0%	1,722
Visa Debit Programs											
US	$2,465	8.0%	8.0%	$1,942	9.8%	9.8%	47,898	$522	1.8%	1.8%	3,651
International	4,157	0.5%	5.1%	2,113	6.7%	11.7%	68,603	2,044	(5.2%)	(0.9%)	16,114
Visa Inc.	6,622	3.2%	6.2%	4,055	8.2%	10.8%	116,500	2,567	(3.8%)	(0.4%)	19,765

	For the 12 Months Ended December 31, 2018												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,434	8.9%	8.0%	$1,928	11.6%	10.6%	27,377	$507	(0.1%)	(0.5%)	4,093	921	1,020
Canada	286	8.5%	9.0%	263	8.6%	9.0%	3,675	23	8.1%	8.4%	45	63	69
CEMEA	1,115	4.8%	8.5%	425	17.9%	22.4%	16,448	691	(1.9%)	1.4%	4,942	345	340
LAC	976	(3.8%)	6.8%	413	0.7%	14.3%	13,108	563	(6.9%)	2.1%	4,827	426	463
US	4,294	10.1%	10.1%	3,725	11.3%	11.3%	68,611	570	2.9%	2.9%	3,848	754	914
Europe	2,275	8.7%	7.5%	1,697	10.9%	9.0%	36,873	578	2.6%	3.2%	4,236	503	550
Visa Inc.	11,381	7.7%	8.7%	8,450	10.9%	11.2%	166,092	2,931	(0.8%)	1.9%	21,990	3,011	3,355
Visa Credit Programs													
US	$2,013	9.8%	9.8%	$1,956	10.1%	10.1%	23,886	$56	0.4%	0.4%	61	273	337
International	2,951	8.3%	9.3%	2,746	9.0%	10.1%	39,138	206	(0.1%)	0.2%	868	700	781
Visa Inc.	4,964	8.9%	9.5%	4,702	9.5%	10.1%	63,025	262	0.0%	0.2%	930	973	1,118
Visa Debit Programs													
US	$2,282	10.4%	10.4%	$1,768	12.7%	12.7%	44,725	$513	3.2%	3.2%	3,787	481	577
International	4,136	4.8%	6.7%	1,980	13.0%	12.7%	58,342	2,156	(1.7%)	1.8%	17,274	1,557	1,660
Visa Inc.	6,417	6.7%	8.0%	3,748	12.8%	12.7%	103,067	2,669	(0.8%)	2.0%	21,061	2,038	2,237

VISA
15

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended		
Dec 31, 2019	7%	9%
Sep 30, 2019	4%	7%
Jun 30, 2019	2%	7%
Mar 31, 2019	(2%)	4%
Dec 31, 2018	3%	7%
12 Months Ended		
Dec 31, 2019	3%	7%

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Dec 31, 2019	37,775	11%
Sep 30, 2019	36,425	11%
Jun 30, 2019	35,428	12%
Mar 31, 2019	32,544	11%
Dec 31, 2018	33,931	11%
12 Months Ended		
Dec 31, 2019	142,173	11%

VISA 16

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 17